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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated January 24, 1994, included on page 25 of the 1993 Annual Report to Shareholders and incorporated by reference in this Form 10-K and on page R-1 of this Form 10-K, and our report dated February 21, 1992 included on page F-1 of the Form 10-K of Noble Affiliates, Inc. for the year ended December 31, 1991, into the previously filed Registration Statements on Form S-8 (Nos. 2-64600, 2-81590, 33-32692, 2-66654 and 33-54084).


                                                           ARTHUR ANDERSEN & CO.


Oklahoma City, Oklahoma
March 28, 1994